FEDERAL HOME LOAN BANK OF BOSTON

2014 EXECUTIVE INCENTIVE PLAN

Purpose:

The Federal Home Loan Bank of Boston (Bank) has established an Executive Incentive Plan (EIP) to:

•	promote achievement of the Bank’s financial plan and strategic objectives as spelled out in the 2014 Strategic Business Plan;

•	provide a total rewards package that is competitive with other financial institutions in the employment markets in which the Bank competes, including other Federal Home Loan Banks; and

•	facilitate the retention and commitment of corporate officers.

Guiding Principles:

The 2014 EIP is intended to:

•
Reflect a reasonable assessment of the Bank’s financial situation and prospects while rewarding achievement of the Bank’s financial plan and strategic objectives as spelled out in the Bank’s 2014 Strategic Business Plan.

•	Reinforce and reward the Bank’s commitment to conservative, prudent, sound risk management practices and preservation of the par value of the Bank’s capital stock.

•	Tie a significant percentage of incentive awards to the long-term financial condition and performance of the Bank.

•
Recognize the importance of individual performance through metrics linked to the Bank’s strategic goals and/or objectives of the participant’s principal functions and independent of the areas that they monitor.

Incentive Goals:

The incentive goals for all participants, with the exception of those participants in Enterprise Risk Management, are summarized in the following table with more detail in Appendix A. Levels of achievement for the Pre-OTTI Core Net Income goal has been rounded. Year-end results will be rounded for award calculations.

Goal	Weight			Threshold	Target	Excess
	Pres.	Tier I	Tiers II & III
Pre-assessment, Pre OTTI Core Net Income, subject to risk limits	35%	35%	35%	$114.4 MM, as adjusted for interest rates*	$127 MM, as adjusted for interest rates*	$152.5 MM, as adjusted for interest rates*
New Business and Mission Goal	30%	30%	25%	$1.25 Billion in new long term advances disbursed	$2.5 Billion in new long term advances disbursed	$3.75 Billion in new long term advances disbursed
Insurance Advances Disbursements	15%	15%	15%	$300 MM	$600 MM	$1 Billion
Insurance Membership	10%	10%	10%	3 new members	5 new members	7 new members
Individual, Bank-wide or Department-Specific Initiatives	10%	10%	15%	As documented by manager	As documented by manager	As documented by manager

*
Each of the performance levels will be adjusted up or down by $350 thousand for every basis point by which the average daily federal funds rate deviates from the 0.08% assumed in the 2014 Business Plan.

Incentive goals for Enterprise Risk Management participants in Tiers I, II and III are summarized in the following table with more detail in Appendix A. Year-end results will be rounded for award calculations.

Goal	Weight		Threshold	Target	Excess
	Tier I	Tiers II & III
Bank-wide ERM Initiatives	35%	30%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Remediation of 2013 Report of Examination Matters Requiring Attention - excluding the Asset Classification report	30%	25%	Clearance of 3 of 4 MRAs	Clearance of 100% of MRAs	N/A
Pre-assessment, Pre OTTI Core Net Income, subject to risk limits	25%	20%	$114.4 MM, as adjusted for interest rates*	$127 MM, as adjusted for interest rates*	$152.5 MM, as adjusted for interest rates*
Individual, Bank-wide or Department Specific Initiatives	10%	25%	As documented by manager	As documented by manager	As documented by manager

*
Each of the performance levels will be adjusted up or down by $350 thousand for every basis point by which the average daily federal funds rate deviates from the 0.08% assumed in the 2014 Business Plan.

Incentive Opportunity

Eligible participants will be assigned an incentive award opportunity that combines short and long-term incentives and is expressed as a percentage of the incumbent’s 2014 base salary at year-end, as illustrated in the chart below.

	Combined Short and Long-Term Incentive Opportunity as a Percent of Base Salary[1]
	Threshold	Target	Excess
President	30.000%	60.000%	90.000%
Tier I	22.000%	44.000%	66.000%
Tier II	17.500%	35.000%	52.500%
Tier III	12.500%	25.000%	37.500%

Goal achievement and individual awards for the goals on pages two and three will be calculated at the conclusion of 2014 based on results as of December 31, 2014. Participants will be eligible to receive fifty (50) percent of such award in a cash payment, subject to the final approval of the board and the review of the Federal Housing Finance Agency (FHFA), if required, between March 1 and March 15, 2015. Except as otherwise described under EIP Administration, the participant must be employed by the Bank on the date of payment of the award to receive the award. The chart below illustrates the Threshold, Target and Excess payout potentials for this short-term award, by tier.

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[1]	The combined short and long term incentive paid under the EIP will not exceed 100% of the weighted average of the base salary of the participant for 2014, 2015 and 2016.

2014 Short-Term Incentive Opportunity
Tier	Threshold	Target	Excess
President	15.000%	30.000%	45.000%
Tier I	11.000%	22.000%	33.000%
Tier II	8.750%	17.500%	26.250%
Tier III*	12.500%	25.000%	37.500%
*100% of payout opportunity to be paid following year-end 2014; no long-term opportunity

Long-Term Goals:
Goal achievement and individual awards for the long-term opportunity will be determined at the conclusion of 2016 based on results of the following two long-term goals as of December 31, 2016.

•	Retained Earnings Balance as of December 31, 2016: (50% weight)

Threshold:	$881.8 MM
Target:	$979.8 MM
Excess:	$1,175.8 MM

•	Regulatory Results: (50% weight)
This goal will be measured by the achievement of targeted regulatory goals by December 31, 2016.

Generally, the increase in retained earnings for the year is determined by adding annual net income to and subtracting cash dividend distributions from retained earnings as of December 31 of the prior year. For purposes of the Adjusted Increase in Retained Earnings, net income will be adjusted as follows:

Net Income - (Prepayment Fees - Historical Prepayment Fee Amortization)
+ (Debt Retirement Costs - Historical Debt Retirement Cost Amortization)
- PLMBS Settlement Income

See definitions in Appendix A under Pre-assessment Pre-OTTI Core Net Income

The long-term goal, Retained Earnings Balance as of December 31, 2016, will be adjusted as described above for 2014, 2015 and 2016.

Participants will be eligible to receive the long-term award opportunity as cash between March 1 and March 15, 2017, as follows:

Long-Term Incentive Opportunity Payable after Year-End 2016:

Threshold:	An award equal to 50 percent of the remaining 50 percent of the combined award opportunity

Target:	An award equal to 100 percent of the remaining 50 percent of the combined award opportunity

Excess:	An award equal to 150 percent of the remaining 50 percent of the combined award opportunity

In addition, the following conditions must be satisfied for participants to receive the long-term award opportunity:

•	The participant is in employment with the Bank on the payment date, as described below in EIP Administration, and

•
Subject to the discretion of the board, the long-term award calculated above may be reduced, (but not to a number that is less than zero) for all participants or for an individual participant, as applicable, if, during calendar years 2015 and/or 2016, any of the following occur such that if it had occurred prior to the year-end 2014 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

i.
operational errors or omissions resulting in material revisions to (A) the 2014 financial results, (B) information submitted to FHFA supporting the goal results or payout calculation, or (C) other data used to determine the combined award at year-end 2014;

ii.
submission of significant information to the SEC, Office of Finance and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by acts of God or other events beyond the reasonable control of the participants, or

iii.	failure by the bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

•	All long-term award payouts shall be subject to the final approval of the board and review and non-objection by the FHFA (to the extent required by FHFA).

Eligible Participants

Each of the Bank's corporate officers, as determined in accordance with the Bank's by-laws, is eligible to participate in the 2014 Executive Incentive Plan, subject to any limitations on participation herein and/or separately set by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee selects each participant's participation tier for purposes of determining incentive opportunities.

EIP Administration

The EIP is administered by the Human Resources and Compensation Committee of the Board of Directors (Committee), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. Extraordinary circumstances may include changes in business strategy, termination or commencement of business lines, impact of severe economic fluctuations, significant growth or consolidation of the membership base, or significant regulatory or other changes impacting the Bank or Bank System. The Committee shall not make adjustments for extraordinary circumstances that include changes to goals, weights, or levels of achievement without re-submission to FHFA.

The Committee reserves the right at any time to amend, suspend or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without re-submission to FHFA.

The Bank’s President and Chief Executive Officer will determine participation in the EIP with the concurrence of the Committee.

EIP awards shall not be considered earned or payable, in whole or in part, to any participant for any reason until they are finally determined by the Bank’s President and Chief Executive Officer with the concurrence of the Committee following the end of the plan years and following the non-objection of the FHFA (to the extent required by the FHFA).

Participants must receive a performance rating of “Consistently Meets Expectations” or better for 2014 in order to be eligible to receive an EIP payout.

Any individual hired into an eligible position during 2014 that is granted an award shall have any such incentive award prorated based on actual base salary paid during the plan year providing he/she has served a minimum of three months in that role in 2014 and otherwise satisfies the EIP’s requirements.

If an individual becomes a participant of the EIP during the plan year, e.g. due to a job change or promotion, then any EIP award will be prorated based on months in the EIP, provided he/she serves a minimum of three months in the EIP and otherwise satisfies the plan's requirements.

Except as described below, any EIP participant who terminates employment for any reason, whether voluntarily or involuntarily, before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee, at their sole discretion and subject to review of the FHFA, if required2.

•
EIP participants who terminate employment with the Bank by reason of death or disability or who are eligible to retire[3] from employment with the Bank prior to the March 2015 short-term award payment date may receive a pro rata payment of the fifty (50) percent short-term incentive opportunity as determined and recommended by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion and subject to the review of the FHFA, if required, based on the months of completed service as an EIP participant during 2014. To be eligible, the participant must complete at least six months of service in 2014 and otherwise satisfy the EIP’s requirements. Participants who die, become disabled, or retire during 2014 will not be eligible for any long-term incentive award.

•
EIP participants who terminate employment with the Bank by reason of death or disability prior to the long-term award payment date in March 2017, or who terminate prior to the long-term award payment date and are eligible to retire from employment with the Bank, may become eligible to receive a payment of the fifty (50) percent long-term incentive opportunity, subject to the granting of awards based on 2016 year-end results described above, the recommendation of the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion, and subject to review of the FHFA, if required.

Awards to retiring or disabled participants or beneficiaries will be paid at the same time as awards to all active participants. Beneficiary means the participant’s (i) surviving spouse; or (ii) duly appointed and qualified executor or personal representative or estate. The Administrator may permit participants to designate other persons as beneficiaries, but no designation of a beneficiary shall be effective unless made in accordance with the procedure specified by the Administrator and actually received by the Administrator prior to the participant’s death.

The Bank may make such provisions, as it deems appropriate, for withholding payroll taxes in connection with payment of EIP awards.
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[2]
Where the EIP refers to the participant's termination of employment for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A of the Internal Revenue Code and applicable regulations thereunder.

[3]
Eligibility to retire is defined as employees who are i) eligible for normal retirement as defined in the Pentegra Defined Benefit Plan for Financial Institutions or ii) meet the Rule of 70 as defined in the Pentegra Defined Benefit Plan for Financial Institutions, including credited service in the FHLB system, but excluding any other credited service at another Pentegra participating employer.

Appendix A - Goal Definitions

Pre-assessment, Pre OTTI Core Net Income
The metric for this goal is defined below. The required performance level for Target is based on the 2014 Strategic Business Plan Base Case projection.

Threshold:	$114.4 million
Target:	$127.0 million
Excess:	$152.5 million

To account for the expected sensitivity of Pre-assessment, Pre-OTTI Core Net Income to changes in interest rates, the required performance levels for Threshold, Target and Excess will be adjusted upward or downward by $350 thousand for every basis point by which the average daily federal funds rate deviates from the 0.08% assumed in the 2014 Business Plan.

Achievement of the goal is subject to compliance with the Bank’s VaR and Duration of Equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal of the EIP.

Pre-assessment, Pre-OTTI Core Net Income = Net Income - (Prepayment Fees - Historical Prepayment Fee Amortization) + (Debt Retirement Costs - Historical Debt Retirement Cost Amortization) - Net Fair Value Adjustments + OTTI Credit Losses - Accretion of Prior OTTI Credit Losses Due to Improvements in Projected PLMBS Performance + AHP Expense

Net Income = 2014 net income reported in accordance with GAAP in the United States.

Historical Prepayment Fee Amortization = the current-period, straight-line amortization of all historical prepayment fees (whether recognized at time of prepayment or as a yield adjustment on a modified loan) over the original remaining lives of the prepaid assets.

Historical Debt Retirement Cost Amortization = the current-period, straight-line amortization of all historical debt retirement costs over the original remaining lives of the retired liabilities.

Net Fair Value Adjustments = the net unrealized gains and losses as recognized under GAAP attributable to hedges, whether economic hedges or SFAS 133-qualifying hedges, plus trading securities gains and losses.

OTTI Credit Losses = the absolute value of the full-year amount of the credit loss portion of overall losses attributable to other-than-temporary impairments of private-label mortgage-backed securities.

In the event that the Bank is required to adjust current period net income to correct prior period accounting errors, positive adjustments to net income resulting from the correction of prior period accounting errors are to be excluded from Pre-assessment, Pre-OTTI Core Net Income, while negative adjustments are to be retained in Pre-assessment, Pre-OTTI Core Net Income.

The exclusion of prepayment fee income and associated debt retirement and swap unwind expense from the Pre-assessment, Pre-OTTI Core Net Income metric removes the potential for “windfall” compensation in the event of heavy prepayment fee income and removes a potential disincentive to prudently respond to prepayment events by excluding the otherwise punitive cost of debt retirement and swap unwind expense.

The exclusion of net unrealized fair value adjustments is consistent with the way that management projects its financial performance and reflects the fact that these adjustments are merely timing adjustments to net income that have no net impact to the Bank’s net income if gains or losses are never realized. OTTI Credit Losses are excluded from Pre-assessment, Pre-OTTI Core Net Income because they cannot be controlled by management.

New Business and Mission Goal
Advances to depository institution members with maturities of greater than or equal to one year in term (and not pre-payable without fee), including advances restructurings that result in extension of the advance in maturity of one year or longer, but excluding AHP, CDA, and NEF, qualify toward the achievement of this goal. The goal will be measured on the basis of total advance originations, regardless of disbursement date, and excludes all advances to insurance company members, during calendar year 2014.

Insurance Advances Disbursements
Advances originated (any type and maturity of advance) to insurance company members qualify toward the achievement of this goal. This goal will be measured on the basis of total advances originated during calendar year 2014.

Insurance Membership
The number of insurance companies approved for membership by the President and CEO during the calendar year 2014, qualify toward the achievement of this goal.

Bank-wide ERM Initiatives

•	Increase awareness of enterprise risk management practices with formalized educational sessions with staff throughout the Bank (30% Weighting)

Threshold:	Survey Bank officers and gain buy-in for topics to be covered by March 31

Target:	Conduct 3 of 4 training sessions on separate risk topics by October 31

Excess:	Conduct training on four separate risk topics by October 31

Training on risk topics will be made available to all Bank staff periodically throughout the year and will be led by corporate officers from ERM. The value of the sessions will be tracked against the expectations of the audience and reported. Presentation materials will also be provided to the Risk Committee of the Board.

•	Enhance project prioritization framework - develop new procedures and implement new program (30% Weighting)

Threshold:	In collaboration with the Project Management Office, ERM and Strategic Planning complete a draft of new framework by April 30, 2014

Target:	Vet framework with key constituents throughout the Bank and receive Management Committee approval by September 30, 2014

Excess:	Target and, receive approval of Management Committee by August 15, 2014

Components of the new plan need to address the governance structure and committee oversight of new projects at the Bank, include a mandate on the inclusion of Return on Investment analysis, and a process whereby the demands on Bank-wide resources are incorporated into the approval and prioritization process.

•	Enhance Model Management Framework, working with model owners of mission critical applications, in addition to the validation requirements (40% Weighting)

Threshold:	Prepare an overview of competitor systems and their pros / cons

Target:	Assess the current systems’ fit with the long-term IT architecture plan

Excess:	Assess risk management best practice in the area covered by the model

Success in completing the goals will be measured by separate presentations for each model, prepared with input from the model owner, ERM and IT to the either the Bank’s IPPAT committee or the relevant risk committee.

Remediation of 2013 Report of Exam Findings
The 2013 Examination by the Federal Housing Finance Agency noted four (4) Matters Requiring Attention (MRA), excluding the asset classification report MRA. The target goal established for the remediation of these MRAs requires management to receive clearance of all four (4) which is defined as non-reoccurrence of the MRA during the 2013 examination due to either addressing or by having in place an acceptable action plan to address the MRA. The threshold goal is the successful remediation of 3 MRAs. There is no Excess level of achievement for this goal.

Individual, Bank-Wide or Department-Specific Initiatives
The Individual, Bank-wide or Department-Specific Initiatives Goal provides for recognition of the individual participant’s successful contributions toward achievement of Bank-wide strategic goals or completion of department-specific initiatives. For 2014, this goal will include two to four individual or shared participant goals.

Goals will be established at the beginning of the plan year. For the Bank’s Named Executive Officers (NEO’s), revisions to these goals or initiatives may be considered on a case-by-case basis during the year upon recommendation of the President and Chief Executive Officer and approval of the Human Resources and Compensation Committee. For all other plan participants, revisions to these goals or initiatives may be considered on a case-by-case basis during the year but must be approved, in writing, by the President and Chief Executive Officer.

Payments under the Individual, Bank-wide or Department-Specific Goal will be based on the individual’s combined, overall performance on the individual goals or initiatives, as evaluated by the participant’s manager. The goals or initiatives may be shared within a department or across multiple departments, but the manager’s assessment will be based on the participant’s individual contribution as well as the overall achievement of the initiative. Managers may select a payout percentage for individual, Bank-wide or department-specific objectives from a range of threshold to a maximum payout at excess to recognize the degree to which the EIP participant accomplished these results. If the individual goals supporting Bank-wide strategic goals or department-specific initiative(s) are not substantially achieved, the manager may award zero for this goal. Managers need to provide reasonable documentation as the basis for any award recommended under this goal.